                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30473) pertaining to the Employee Stock Purchase Plan of The Dixie Group, Inc., the Registration Statement (Form S-8 No. 33-59564) pertaining to options to acquire Common Stock of The Dixie Group, Inc. issued in connection with the acquisition of Carriage Industries, Inc., the Registration Statements (form S-8 No. 33-42615 and No. 333-81163) pertaining to the Incentive Stock Option Plan of The Dixie Group, Inc., Post-Effective Amendment Number 2 to the Registration Statements (Form S-8 No. 2-20604 and No. 2-56744) pertaining to the Employee Stock Purchase Plan and Employee Stock Option Plan of The Dixie Group, Inc., and the Registration Statement (Form S-8 No. 333-80971) pertaining to the Core Leadership Team Stock Ownership Plan of The Dixie Group, Inc. of our report dated March 17, 2000, with respect to the financial statements of Fabrica International, Inc for the year ended December 31, 1999.


/s/ Kushner, Smith, Joanou & Gregson, LLP

November 10, 2000